Exhibit 99.1

Ixia Announces Preliminary Financial Results for 2016 Fourth Quarter and Full Year
CALABASAS, Calif.-February 21, 2017 - Ixia (Nasdaq: XXIA) today reported its preliminary financial results for the fourth quarter and year ended December 31, 2016. These results are subject to change prior to the filing of the company's Annual Report on Form 10-K for the year ended December 31, 2016, including as a result of any changes in the valuation allowance for the company's U.S. deferred tax assets, as discussed below.

Total revenue for the 2016 fourth quarter was $128.2 million, compared with $138.5 million reported for the 2015 fourth quarter and $123.9 million reported for the 2016 third quarter. On a GAAP basis, the company expects to record net income for the 2016 fourth quarter of $5.4 million, or $0.06 per diluted share, compared with net income of $5.8 million, or $0.07 per diluted share, for the 2015 fourth quarter, and net income of $4.8 million, or $0.06 per diluted share, for the 2016 third quarter. Non-GAAP net income for the 2016 fourth quarter was $17.7 million, or $0.21 per diluted share, compared with non-GAAP net income of $18.7 million, or $0.22 per diluted share, for the 2015 fourth quarter, and non-GAAP net income of $15.2 million, or $0.18 per diluted share, for the 2016 third quarter.

"We achieved strong results in the fourth quarter with increased momentum for our network visibility solutions, and we expect earnings and revenue in-line with our guidance. Revenue for our network visibility solutions grew 22% year-over-year, driven by increased demand in the enterprise. With our continued focus on operational excellence and financial discipline we generated strong cash flow from operations during the quarter, bringing our total for the year to $81 million,” said Bethany Mayer, Ixia’s president and chief executive officer.

“As we announced earlier this month, we signed a definitive agreement to be acquired by Keysight in an all cash transaction for $19.65 per share, or approximately $1.6 billion, net of cash. The acquisition is expected to close no later than October 2017, and we are very excited about the combination of the Keysight and Ixia businesses,” Mayer concluded.

Total revenue for full year 2016 was $484.8 million, compared with $516.9 million reported for full year 2015. The company expects to record GAAP net income for full year 2016 of $9.0 million, or $0.11 per diluted share, compared with GAAP net income of $6.0 million, or $0.07 per diluted share, for full year 2015. The company recorded non-GAAP net income for full year 2016 of $55.1 million, or $0.66 per diluted share, compared with $56.7 million, or $0.67 per diluted share, for full year 2015.

Additional non-GAAP information and GAAP to non-GAAP reconciliation information may be found in the attached financial tables. Certain supplemental financial information will be posted promptly to the website following the issuance of this press release.

Ixia ended the 2016 fourth quarter with $143.0 million in cash, cash equivalents, and investments, compared with $67.0 million at December 31, 2015.

Each quarter, the company evaluates the valuation allowance for its deferred tax assets and considers whether the valuation allowance is required to be adjusted so that the company records net deferred tax assets only to the extent the company has concluded that it is more likely than not that the net deferred tax assets will be realized. As part of completing its annual financial statements, the company continues to evaluate whether its U.S. deferred tax assets require an additional valuation allowance of up to $42.9 million. If the company concludes that an additional allowance is required, then on a GAAP basis, the company's net income as reported above for the 2016 fourth quarter and full year could change to net losses of up to $37.5 million and $33.9 million, respectively, and the company's diluted earnings per share as reported above for such periods could change to losses per share of up to $0.46 and $0.42, respectively. If required, the resulting additional income tax provision would not impact the company's financial position, cash flows, or non-GAAP financial results for the affected periods.

Non-GAAP Financial Measures

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we have included certain non-GAAP financial measures in this press release. Specifically, we have provided non-GAAP net income and non-GAAP diluted earnings per share measures that, among other adjustments identified in the attached financial tables, exclude from the most directly comparable GAAP measures certain items such as expenses relating to internal investigations and any related remediation efforts, the securities class action, shareholder derivative action and SEC investigation that have been settled recently, the amortization of acquisition-related intangible assets, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, and the related income tax effects of these items as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets. The aforementioned items represent expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to and/or reflective of the underlying performance of our business operations. We believe that, by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing the operating performance of our core business, identifying and assessing financial and business trends affecting our business that might otherwise be obscured or distorted, and comparing our results of operations on a consistent basis from period to period by eliminating certain items that may vary independent of business performance. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance and to provide to our investors greater transparency with respect to key metrics used by management to operate our business. These non-GAAP financial measures are used by management, in conjunction with and in addition to our results prepared in accordance with GAAP, to plan, budget, and forecast for future periods and in making operating and strategic decisions. The company also uses these measures in evaluating the performance of management and making determinations regarding executive compensation. The presentation of this additional information is not prepared in accordance with GAAP. The information may not necessarily be comparable to that of other companies that may calculate their non-GAAP financial measures differently and should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP measures, which are included below in the attached financial tables and also posted on our website.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release may be deemed to be forward-looking statements including, without limitation, statements regarding the company’s expectations regarding its financial results for the 2016 fourth quarter and full year, building momentum for our network visibility solutions, our continued focus on operational excellence and financial discipline, and expectations relating to our pending acquisition by Keysight Technologies, Inc. ("Keysight"). In some cases, such forward-looking statements can be identified by words such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," or the like. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties, as well as other factors, may cause our future results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause the actual results to differ materially from those expressed or implied in such forward-looking statements include, among others: any changes to our expected financial results resulting from the finalization of our financial statements for the 2016 fourth quarter and full year and, in particular, resulting from any change in our assessment as to whether the company's U.S. deferred tax assets require an additional valuation allowance; changes with respect to the sales momentum for our network visibility solutions; changes in our business focus; our success in developing, producing, and introducing new products and in keeping pace with the rapid technological changes that characterize our market; our success in developing new sales channels and customers; market acceptance of our products; competition; changes in the global economy and in market conditions; consistency of orders from significant customers; our success in leveraging our intellectual property portfolio, expertise and market opportunities; our expectations regarding the transition into Software Defined Networks (SDN) and Network Functions Virtualization (NFV); and war, terrorism, political unrest, natural disasters, cybersecurity attacks, and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain, impact the delivery of our products, and/or change our business strategy, market positioning, and business plans and focus and/or affect our ability to execute on such strategy and plans. The risks and uncertainties also include, among others: the risk that the proposed transaction with Keysight may not be completed in a timely manner or at all, which may adversely affect Ixia’s business; the risk that Ixia’s shareholders do not approve the transaction or that any other conditions to the completion of the transaction may not be satisfied, or that regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the risk that financing for the transaction may not be available on favorable terms; the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Ixia’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations of Ixia, including the risk of adverse reactions or changes to business relationships with customers, suppliers, and other business partners of Ixia; potential difficulties in the hiring or retention of employees of Ixia as a result of the proposed transaction; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the outcome of any legal proceedings that may be instituted against Ixia, its officers, or directors related to the merger agreement or the transaction; unexpected costs, charges, or expenses resulting from the proposed transaction; competitive responses to the proposed transaction; and legislative, regulatory, and economic developments. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission (the "SEC"). We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Additional Information and Where to Find It
Ixia plans to file with the SEC and to mail to its shareholders a proxy statement in connection with the proposed transaction. The proxy statement will contain important information about Ixia, the proposed transaction, and related matters. Ixia also plans to file with the SEC other documents regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, IXIA’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. Ixia’s shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Ixia through the web site maintained by the SEC at www.sec.gov or through the investor relations section of Ixia’s website at http://investor.ixiacom.com.

Participants in the Solicitation
This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Ixia and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ixia’s shareholders with respect to the proposed transaction. Information regarding Ixia’s directors and executive officers is contained in Amendment No. 1 to Ixia’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on May 5, 2016 and in its proxy statement for Ixia’s 2016 annual meeting of shareholders filed with the SEC on May 3, 2016. Additional information regarding the interests of Ixia’s directors and executive officers in the transaction will be included in the proxy statement for the special meeting of Ixia’s shareholders to be held to approve the transactions contemplated by the merger agreement and in other relevant documents regarding proposed transaction, when filed with the SEC.

About Ixia

Ixia (Nasdaq: XXIA) provides testing, visibility, and security solutions, strengthening applications across physical and virtual networks for enterprises, service providers, and network equipment manufacturers. Ixia offers companies trusted environments in which to develop, deploy, and operate. Customers worldwide rely on Ixia to verify their designs, optimize their performance, and ensure protection of their networks to make their applications stronger.

Learn more at www.ixiacom.com.

Ixia and the Ixia logo are trademarks or registered trademarks of Ixia in the United States and other jurisdictions.

Investor Relations Contact:
The Blueshirt Group
Maria Riley, Investor Relations
Tel: 415-217-7722

IXIA
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$71,759	$52,472
Marketable securities	71,251	14,504
Accounts receivable, net	103,395	121,932
Inventories	28,657	33,289
Prepaid expenses and other current assets	29,711	44,384
Total current assets	304,773	266,581
Property and equipment, net	36,666	36,536
Intangible assets, net	65,677	103,660
Goodwill	338,873	338,873
Other assets	48,485	34,227
Total assets	$794,474	$779,877

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,705	$15,346
Accrued expenses and other	39,402	70,029
Deferred revenues	115,784	108,436
Term loan, net	5,048	3,045
Total current liabilities	169,939	196,856
Deferred revenues	30,861	22,117
Other liabilities	10,668	7,406
Term loan, net	28,538	34,487
Total liabilities	240,006	260,866

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at December 31, 2016 and 2015; 82,604 and 80,805 shares issued and outstanding as of December 31, 2016 and 2015, respectively	209,475	201,087
Additional paid-in capital	243,356	225,432
Retained earnings	102,545	93,525
Accumulated other comprehensive loss	(908)	(1,033)
Total shareholders’ equity	554,468	519,011
Total liabilities and shareholders’ equity	$794,474	$779,877

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Products	$81,721	$97,352	$311,203	$361,923
Services	46,442	41,126	173,642	155,014
Total revenues	128,163	138,478	484,845	516,937
Costs and operating expenses: (1)
Cost of revenues – products (2)	23,344	25,307	87,528	97,415
Cost of revenues – services	3,995	3,956	16,041	16,443
Research and development	25,015	29,520	102,534	113,443
Sales and marketing	43,580	41,331	161,604	155,211
General and administrative	14,104	14,651	58,975	68,925
Amortization of intangible assets	9,532	10,125	39,099	42,315
Acquisition and other related costs	807	10	785	656
Restructuring	251	10	(130)	(517)
Total costs and operating expenses	120,628	124,910	466,436	493,891
Income from operations	7,535	13,568	18,409	23,046
Interest income and other, net	(113)	220	310	(372)
Interest expense	(473)	(1,479)	(1,930)	(8,331)
Income before income taxes	6,949	12,309	16,789	14,343
Income tax expense	1,538	6,558	7,769	8,392
Net income	$5,411	$5,751	$9,020	$5,951
Earnings per share:
Basic	$0.07	$0.07	$0.11	$0.07
Diluted	$0.06	$0.07	$0.11	$0.07
Weighted average number of common and common equivalent shares outstanding:
Basic	82,123	80,511	81,470	79,633
Diluted	84,278	82,362	83,008	81,459

(1) Stock-based compensation included in:
Cost of revenues – products	$77	$82	$280	$315
Cost of revenues – services	30	31	108	120
Research and development	1,704	1,609	6,489	6,625
Sales and marketing	1,736	1,295	5,944	4,730
General and administrative	1,591	1,638	5,886	7,186

(2)
Cost of revenues – products excludes amortization of intangible assets related to purchased technologies of $6.2 million and $6.4 million for the three months ended December 31, 2016 and 2015, respectively, and $25.3 million and $25.7 million for the years ended December 31, 2016 and 2015, respectively, which are included in Amortization of intangible assets.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2016	2015
GAAP net income	$5,411	$5,751
Adjustments:
Stock-based compensation (a)	5,138	4,655
Amortization of intangible assets (b)	9,532	10,125
Acquisition and other related costs (c)	807	10
Restructuring (d)	251	10
Investigations, shareholder litigation and related matters (e)	(346)	(660)
Income tax effect (f)	(3,134)	(1,187)
Non-GAAP net income	$17,659	$18,704

GAAP diluted income per share	$0.06	$0.07
Adjustments:
Stock-based compensation (a)	0.06	0.06
Amortization of intangible assets (b)	0.11	0.12
Acquisition and other related costs (c)	0.01	0.00
Restructuring (d)	0.00	0.00
Investigations, shareholder litigation and related matters (e)	0.00	(0.01)
Income tax effect (f)	(0.03)	(0.01)
Convertible senior notes (g)	—	(0.01)
Non-GAAP diluted earnings per share	$0.21	$0.22

Shares used in computing GAAP diluted earnings per common share	84,278	82,362
Effect of reconciling item (g)	—	5,677
Shares used in computing non-GAAP diluted earnings per common share	84,278	88,039

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation, and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility, and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs, and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the recently settled securities class action against the company and certain of its current and former officers and directors as well as the recently settled shareholder derivative action, and (iii) the recently settled SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (e) as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.

(g)
This reconciling item for the non-GAAP diluted earnings per share calculation for the three months ended December 31, 2015 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Year Ended December 31,
	2016	2015
GAAP net income	$9,020	$5,951
Adjustments:
Stock-based compensation (a)	18,707	18,976
Amortization of intangible assets (b)	39,099	42,315
Acquisition and other related costs (c)	785	656
Restructuring (d)	(130)	(517)
Investigations, shareholder litigation and related matters (e)	1,477	6,454
Income tax effect (f)	(13,819)	(17,160)
Non-GAAP net income	$55,139	$56,675

GAAP diluted income per share	$0.11	$0.07
Adjustments:
Stock-based compensation (a)	0.23	0.23
Amortization of intangible assets (b)	0.47	0.52
Acquisition and other related costs (c)	0.01	0.01
Restructuring (d)	0.00	(0.01)
Investigations, shareholder litigation and related matters (e)	0.02	0.08
Income tax effect (f)	(0.18)	(0.21)
Convertible senior notes (g)	—	(0.02)
Non-GAAP diluted earnings per share	$0.66	$0.67

Shares used in computing GAAP diluted earnings per common share	83,008	81,459
Effect of reconciling item (g)	—	8,350
Shares used in computing non-GAAP diluted earnings per common share	83,008	89,809

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation, and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs, and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the recently settled securities class action against the company and certain of its current and former officers and directors as well as the recently settled shareholder derivative action, and (iii) the recently settled SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (e) as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.

(g)
This reconciling item for the non-GAAP diluted earnings per share calculation for the year ended December 31, 2015 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.